UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of Earliest Event Reported): October 10, 2008
Quanta Capital Holdings Ltd.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 000-50885

Bermuda	N/A
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or	Identification No.)
Organization)
22 Church Street,
Penthouse
Hamilton HM 11
Bermuda
(Address of Principal Executive Offices, Including Zip Code)
441-294-6350
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 5.01. Change in Control of Registrant
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Signatures

Item 2.01 Completion of Acquisition or Disposition of Assets
Effective October 10, 2008, Quanta Capital Holdings Ltd (the “Company”) was acquired by Catalina Holdings (Bermuda) Ltd. (“Parent”), pursuant to the Agreement and Plan of Amalgamation (the “Amalgamation Agreement”) dated as of May 29, 2008 by and among the Company, Parent and Catalina Alpha Ltd., a Bermuda company and a wholly owned subsidiary of Parent (“Amalgamation Sub”). On October 10, 2008, the Company and Amalgamation Sub amalgamated, and the amalgamated company continues as a Bermuda exempted company limited by shares and a wholly-owned subsidiary of Parent (the “Amalgamation”). At the effective time of the Amalgamation (“Effective Time”), each Common Share (as defined in the Amalgamation Agreement) of the Company issued and outstanding immediately prior to the Effective Time (other than (i) shares owned by Parent, Amalgamation Sub or any other direct or indirect subsidiary of Parent (not held on behalf of, or as security for obligations owed by, third parties), (ii) shares owned by any direct or indirect subsidiary of the Company (not held on behalf of, or as security for obligations owed by, third parties), and (iii) Dissenting Shares (as defined in the Amalgamation Agreement)) was converted into the right to receive U.S. $2.80 in cash (without interest, subject to applicable withholding for taxes, levies, imposts or other governmental charges).
The foregoing description of the Amalgamation Agreement does not purport to be complete and is qualified in its entirety by reference to the Amalgamation Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s current report on Form 8-K filed on May 30, 2008 and is incorporated herein by reference.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
The information disclosed under Item 2.01 above is hereby incorporated by reference.
As a result of the Amalgamation, the Company will no longer remain a company listed on the National Association of Securities Dealers Automated Quotations (“NASDAQ”). Accordingly, following completion of the Amalgamation, on October 10, 2008, at Parent’s request, NASDAQ filed with the Securities and Exchange Commission (“SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 in order to effect the delisting of the Common Shares from NASDAQ.

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Item 5.01. Change in Control of Registrant.
The information disclosed under Item 2.01 above is hereby incorporated by reference.
Pursuant to the Amalgamation Agreement, on October 10, 2008, at the Effective Time, all of the Common Shares ceased to be outstanding, were cancelled and ceased to exist, and Parent became the sole shareholder of the Amalgamated Company by virtue of the Amalgamation.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the Amalgamation Agreement, immediately prior to the Effective Time, Peter D. Johnson and Jonathan J.R. Dodd, voluntarily resigned from their positions as executive officers of the Company. All of the members of the board of directors also voluntarily resigned.
Pursuant to the Amalgamation Agreement, at the Effective Time, the following persons became the directors of the Amalgamated Company: Brenda Lehmann, Dean Dwonczyk, Jens Juul, Chris Fagan and Peter D. Johnson.
Pursuant to the Amalgamation Agreement, at the Effective Time, the following persons became the officers of the Amalgamated Company: Chris Fagan, Chair; Peter D. Johnson, CEO; Chris Fleming, CFO; Stephanie Kyme, Secretary; Dean Dwoncyk, Actuary; and Keith Lyon, General Counsel.

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Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanta Capital Holdings Ltd.

Date: October 10, 2008

/s/ Peter D. Johnson
Quanta Capital Holdings Ltd.
By: Peter D. Johnson

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